                              ARMOR HOLDINGS, INC.

                            EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE JANUARY 25, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I

DEFINITIONS

ARTICLE II

PARTICIPATION AND INITIAL ELECTIONS

ARTICLE III

RETIREMENT AND DEATH BENEFITS

                                      -i-

ARTICLE IV

TIMING AND FORM OF RETIREMENT BENEFIT

ARTICLE V

ADMINISTRATION

     5.1    Compensation Committee.......................................    13
     5.2    Claims Procedures............................................    14

ARTICLE VI

FUNDING

ARTICLE VII

AMENDMENT AND TERMINATION

     7.1    Amendment....................................................    16
     7.2    Termination..................................................    16

ARTICLE VIII

GENERAL PROVISIONS

                                      -ii-

     8.10   Gender, Singular and Plural..................................    19
     8.11   409A Compliance..............................................    19

                                     -iii-

                                    PREAMBLE

Effective January 25, 2006, Armor Holdings, Inc. (the "Company") established this nonqualified defined benefit pension plan referred to as the Armor
Holdings, Inc. Executive Retirement Plan (the "Plan") for the benefit of select employees of the Company.

It is intended that the Plan be exempt from the reporting and disclosure requirements of Title I of the Employee Retirement Income Security Act of 1974
because it is an unfunded plan maintained by an employer for the purpose of providing benefits for a select group of management or highly compensated employees.

                                    ARTICLE I

                                   DEFINITIONS

The following words and phrases when used in the Plan shall have the meanings indicated in this Article I. Unless indicated otherwise, references herein to articles and sections are to articles and sections of the Plan.

     1.1  "Actuarial Equivalence" or "Actuarially Equivalent" means a benefit of equal value, determined using a 7% interest rate and the 1994 Group
          Annuity Reserving Table projected to 2002.

     1.2  "Annuity Forms of Benefit" means the Fifty Percent Joint and Survivor
          Annuity, the One Hundred Percent Joint and Survivor Annuity, the
          Single Life Annuity, and the Ten-Year Certain Single Life Annuity. All
          Annuity Forms of Benefit shall be of Actuarially Equivalent value.

     1.3  "Beneficiary" means any individual designated by a Participant as his beneficiary in accordance with procedures established by the
          Compensation Committee. If a Participant has no Beneficiary
          designation in effect, or if the Participant's designated Beneficiary predeceases the participant, the Participant's Beneficiary shall be the Participant's surviving spouse, if any, and if none, the
          Participant's estate.

     1.4  "Board" means the Board of Directors of the Company.

     1.5  "Change in Control" means, and shall be deemed to have occurred in the event that: (a) individuals who, as of the date hereof, constitute the
          Board cease for any reason to constitute at least a majority of the
          Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual was a member of the Board as of the date hereof; (b) the Company shall have been sold by either (i) a sale of all or substantially all its assets, or (ii) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (iii) a tender offer, whether solicited or unsolicited; or (c) any party, other than the
          Company, is or becomes the "beneficial owner" (as defined in Rule
          13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of voting securities of the

                                       -2-

          Company representing 40% or more of the total voting power of all the then-outstanding voting securities of the Company.

     1.6  "Code" means the Internal Revenue Code of 1986, as amended.

     1.7  "Company" means Armor Holdings, Inc., and any entity that acquires or succeeds to all or substantially all of the Company's business or assets and any successor to any such entity.

     1.8  "Compensation Committee" means the Compensation Committee of the
          Board.

     1.9  "Covered Termination" means the Separation from Service of a
          Participant (i) by the Company without cause or (ii) by the
          Participant with good reason. For purposes of the foregoing, a
          Participant's Separation from Service shall be deemed by the Company without cause if such Separation from Service is initiated by the
          Company for any reason other than (i) breach by the Participant of any material provision of any written agreement with the Company or any of its subsidiaries and the expiration, without a cure of such breach by the Participant, of a 10-day cure period for such breach after written notice thereof has been given to the Participant (such cure period shall not be applicable to clauses (ii) through (v) below), (ii) gross negligence or willful misconduct of the Participant in connection with the performance of his duties for the Company and its subsidiaries,
          (iii) the Participant's failure to perform any reasonable directive of the Board; (iv) fraud, criminal conduct, dishonesty or embezzlement by the Participant; or (v) the Participant's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company and its subsidiaries, and a
          Participant's Separation from Service shall be deemed by the
          Participant with good reason if such Separation from Service is initiated by the Participant within sixty (60) days following (a) a decrease in the Participant's base salary, excluding any reduction that occurs in connection with an across-the-board reduction of the salaries of the entire senior management team, (b) a relocation of the
          Participant's primary place of employment to a location more than 30 miles from its location as of the date a Change in Control occurs or
          (c) any material reduction in the Participant's authority, duties or responsibilities, excluding for this purpose an isolated,
          insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Participant.

                                       -3-

     1.10 "Credited Service" means all calendar months of employment or service as a director with the Company and its subsidiaries, whether or not consecutive. Calendar months in which a Participant was employed or served as a director during the month shall be treated as a period of
          Credited Service. Notwithstanding the foregoing, the following special service rules shall apply:

          (a)  a Participant shall not receive any Credited Service for pre-acquisition periods of employment or service as a director for a company or business that is acquired by the Company or its subsidiaries, whether by acquisition of stock, acquisition of assets, merger or otherwise; and

          (b)  a Participant may be granted additional Years of Credited Service at the sole discretion and approval of the Compensation
               Committee.

     1.11 "Deferred Vested Retirement Benefit" means a Retirement Benefit described in Section 3.4.

     1.12 "Early Retirement Date" means the date as of which the Participant has both attained age 55 and completed ten (10) Years of Credited Service.

     1.13 "Eligible Pay" means, for a particular calendar year, a Participant's base salary earned in that year plus annual short-term incentive pay earned in that year, including the amount of cash and the fair market value, as determined in the sole discretion of the Compensation
          Committee, of any securities earned as annual short-term incentive pay, and any amounts deferred under the Executive Deferred
          Compensation Plan registered under Form S-8 filed November 20, 2005 and reported on Form 8-K filed December 6, 2005, as such plan may be amended from time to time.

     1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as
          amended, and the regulations thereunder.

     1.15 "Fifty Percent Joint and Survivor Annuity" means, with respect to a
          Participant, a form of payment that is Actuarially Equivalent to a
          Single Life Annuity and under which the benefit is paid in monthly installments commencing as set forth in Section 4.1 and continuing for the lifetime of the Participant, with 50% of such amount being paid to the Participant's Beneficiary for so long as the Beneficiary survives after the Participant's death.

                                       -4-

     1.16 "Final Average Pay" means an annual amount equal to the average of the highest three (3) calendar years of the Participant's Eligible Pay over the ten (10) calendar years immediately preceding the calendar year in which the Participant's Separation from Service occurs (or, if the Participant has been employed for less than three calendar years at Separation from Service, such lesser number of calendar years).

     1.17 "Lump Sum" means a single sum benefit that is Actuarially Equivalent to a Single Life Annuity.

     1.18 "Normal Retirement Date" means the date as of which the Participant has both attained age 62 and completed ten (10) Years of Credited
          Service.

     1.19 "One Hundred Percent Joint and Survivor Annuity" means, with respect to a Participant, a form of payment that is Actuarially Equivalent to a Single Life Annuity and under which the benefit is paid in monthly installments commencing as set forth in Section 4.1 and continuing for the lifetime of the Participant, with 100% of such amount being paid to the Participant's Beneficiary for so long as the Beneficiary survives after the Participant's death.

     1.20 "Participant" (i) means an employee of the Company or any of its subsidiaries who is selected for participation in accordance with
          Section 2.1.

     1.21 "Plan" means this Armor Holdings, Inc. Executive Retirement Plan, as set forth herein and as amended from time to time in accordance herewith.

     1.22 "Retirement Benefit" means the applicable benefit described in Article
          III.

     1.23 "Separation from Service" means a Participant's death, retirement or other termination of employment with the Company and its subsidiaries;
          provided, however, that, for purposes of this definition, the employment relationship is treated as continuing intact while the
          Participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, so long as the Participant's right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six months and the Participant's right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. The term "Separation from Service" shall be interpreted and

                                       -5-

          applied in accordance with Code Section 409A and any regulations or other guidance thereunder.

     1.24 "Single Life Annuity" means a form of payment under which the benefit is paid in monthly installments commencing as set forth in Section 4.1 and continuing for the lifetime of the Participant or Beneficiary, as the case may be.

     1.25 "Ten-Year Certain Annuity" means, with respect to a Participant, a form of payment that is Actuarially Equivalent to a Single Life
          Annuity and under which the benefit is paid in monthly installments commencing as set forth in Section 4.1 and continuing for the longer of (a) the lifetime of the Participant or (b) 120 months. In the event that the Participant dies before having received payment for 120 months, the remaining installment payments that would have been paid to the Participant had the Participant survived to the end of the
          120-month period shall be payable to such Participant's Beneficiary.

     1.26 "Years of Credited Service" means (a) the number of calendar months of
          Credited Service from the Participant's original date of hire, or earlier, the date of the Participant's appointment as a director
          (taking into account all consecutive and nonconsecutive periods of employment or director service), divided by (b) 12.

                                   ARTICLE II

                       PARTICIPATION AND INITIAL ELECTIONS

     2.1  Participation. The Participants in the Plan shall consist of such employees of the Company and its subsidiaries who are employed at a job level of Senior Vice President or higher and who are selected by the Compensation Committee for participation. After the Compensation
          Committee approves participation for an individual, the Company or the
          Compensation Committee shall provide the individual with a notice of participation in the Plan and a description of the Plan. Except to the extent determined otherwise by the Compensation Committee or otherwise expressly provided in the Plan, a Participant must be credited with at least ten (10) Years of Credited Service in order to be entitled to any payment or benefit under the Plan.

                                       -6-

     2.2  Initial Elections. Within thirty (30) days of commencing participation in the Plan, or at such later date and under such conditions as may be permitted under Section 409A of the Code and any guidance of the
          Internal Revenue Service thereunder, the Participant may make a written election, to the extent permitted by the Compensation
          Committee, with respect to any one or more of the following:

          (a)  to receive his Retirement Benefit in a Lump Sum distribution in lieu of either the normal form of benefit set forth in Section
               4.2(a) or one of the optional forms of benefit described in
               Section 4.2(b); and

          (b)  for his Beneficiary to receive the pre-retirement death benefit under Section 3.5 in a Lump Sum distribution in lieu of the
               Single Life Annuity specified by Section 4.2(c).

     2.3  Subsequent Elections. A Participant may make a written election, to the extent permitted by the Compensation Committee, with respect to any one or more of the following:

          (a)  to designate a commencement date for such Participant's
               Retirement Benefit under Section 3.3 that is later than the commencement date specified in Section 4.1(a)(ii) but not later than the first day of the month following the Participant's attainment of his Normal Retirement Date; and

          (b)  to designate a commencement date for such Participant's
               Retirement Benefit under Section 3.4 that is later than the commencement date specified in Section 4.1(a)(iii) but not later than the first day of the month following the Participant's attainment of his Normal Retirement Date;

     provided, however, that, except as may be otherwise permitted by the
     Compensation Committee consistent with the requirements of Section 409A of the Code and any guidance of the Internal Revenue Service thereunder, any such election by a Participant shall be subject to the following requirements: (i) the election must not take effect until at least 12 months after the date on which the election is made; (ii) the commencement date elected must be at least 5 years later than the commencement date otherwise applicable under Section 4.1(a); and (iii) the election may not be made less than 12 months prior to the commencement date otherwise applicable under Section 4.1(a).

                                       -7-

                                   ARTICLE III

                          RETIREMENT AND DEATH BENEFITS

     3.1  Normal Retirement Benefit

          A Participant who retires upon attaining his Normal Retirement Date shall receive a Retirement Benefit, payable at the time and in the form set forth in Article IV, consisting of a Single Life Annuity equal to 2% of the Participant's Final Average Pay multiplied by the
          Participant's Years of Credited Service.

     3.2  Late Retirement Benefit

          A Participant who retires after attaining his Normal Retirement Date shall receive a Retirement Benefit, payable at the time and in the form set forth in Article IV, consisting of a Single Life Annuity equal to 2% of the Participant's Final Average Pay multiplied by the
          Participant's Years of Credited Service, including any Years of
          Credited Service earned after his attainment of the Normal Retirement
          Date, without any actuarial adjustment for late commencement.

     3.3  Early Retirement Benefit

          A Participant shall be eligible to receive a reduced Retirement
          Benefit upon retiring on or after his Early Retirement Date but before attaining his Normal Retirement Date. Such Retirement Benefit, payable at the time and in the form set forth in Article IV, shall consist of a Single Life Annuity equal to 2% of the Participant's Final Average
          Pay multiplied by the Participant's Years of Credited Service, reduced by (i) 0.25% per month for each month by which commencement of the
          Participant's Retirement Benefit precedes his Normal Retirement Date up to a maximum of twenty-four months (down to age 60) and (ii)
          0.58333% for each additional month by which commencement of the
          Participant's Retirement Benefit precedes age 60 up to a maximum of sixty months (down to age 55).

     3.4  Deferred Vested Retirement Benefit

          A Participant shall be eligible to receive a Deferred Vested
          Retirement Benefit, payable at the time and in the form set forth in
          Article IV, upon completing ten (10) Years of Credited Service. A
          Participant who is eligible to receive a Deferred Vested Retirement
          Benefit under this Plan shall receive a Retirement Benefit equal to the benefit described in Section 3.1 or Section 3.3, as applicable, depending upon the timing of payment or commencement of such
          Retirement Benefit as determined in accordance with Section 4.1.

     3.5  Pre-Retirement Death Benefit

          A Participant's Beneficiary shall receive a pre-retirement death benefit in the event that the Participant dies after attaining eligibility for a Deferred Vested Retirement Benefit in accordance with Section 3.4 but before payment of such Participant's Retirement
          Benefit has actually been made or commenced. Such pre-retirement death benefit shall equal the benefit described in Section 3.1 or Section
          3.3, as applicable, depending upon the timing of payment or

                                       -8-

          commencement of such pre-retirement death benefit as determined in accordance with Section 4.1.

     3.6  Separation from Service Prior to Vesting

          If upon a Participant's Separation from Service, the Participant does not qualify for a Deferred Vested Retirement Benefit or any other
          Retirement Benefit under Sections 3.1, 3.2 or 3.3, such Participant shall have no Retirement Benefit under this Plan.

     3.7  Effect of Change in Control

          In the event of a Participant's Covered Termination within two (2)
          years following the occurrence of a Change in Control: (a) the Years of Credited Service of each Participant shall automatically be increased by four (4) years, (b) the ten (10) Years of Credited
          Service requirement for eligibility for a Deferred Vested Retirement
          Benefit under Section 3.4 shall automatically be waived such that if the Participant did not qualify for such a benefit immediately prior to such Change in Control he shall automatically qualify for such a benefit as of the date of such Change in Control, with the amount of such benefit being based upon the Participant's actual Years of
          Credited Service (including the additional years credited under clause
          (a) above), and (c) notwithstanding any provision of this Plan to the contrary, the Participant's Retirement Benefit shall paid in a Lump
          Sum distribution as soon as practicable after the first day of the seventh calendar month following the month that includes the date of his Covered Termination; provided, however, that if such Retirement
          Benefit is paid prior to the Participant's attainment of his Normal
          Retirement Date, such Retirement Benefit shall be reduced by (i) 0.25%
          per month for each month by which payment of the Participant's
          Retirement Benefit precedes his Normal Retirement Date up to a maximum of twenty-four months (down to age 60) and (ii) 0.58333% for each additional month by which commencement of the Participant's Retirement
          Benefit precedes age 60 up to a maximum of sixty months (down to age
          55) (there shall be no further reduction if the Participant has not yet attained the age of 55 at the time of such payment); provided further, however, that the Lump Sum amount payable to the Participant shall be determined based on the Participant's actual age at the time of such payment.

     3.8  Compliance with Certain Obligations. Notwithstanding any other provision of this Plan to the contrary, each Participant's right to
          Retirement Benefits shall be subject to such Participant's compliance with his or her material obligations under any employment or similar agreement between the Company and the Participant or under any written code or policy of the Company as in effect from time to time. If at any time during a Participant's employment with the Company or within three (3) years following termination of such employment the
          Compensation Committee determines in good faith that a Participant has breached any such material obligations, such Participant shall forfeit all rights to Retirement Benefits under the Plan; provided, however, that if such determination is made by the

                                       -9-

          Compensation Committee after payment of such Participant's Retirement
          Benefit has been made or commenced, the Company shall determine in good faith the amount of all such payments previously received by the
          Participant pursuant to the Plan plus interest on such payments at a rate of 6% compounded annually (the "Repayment Amount"), and (i) the
          Company shall be entitled to set-off the Repayment Amount against any amount owed to the Participant by the Company and (ii) the Participant
          shall be obligated to pay the balance of the Repayment Amount to the
          Company within thirty (30) days of the Participant's receipt of written notice from the Company of such Repayment Amount.

                                   ARTICLE IV

                      TIMING AND FORM OF RETIREMENT BENEFIT

     4.1  Timing

          (a)  General Rule.

               (i)   The Participant's Retirement Benefit under Section 3.1 or
                     Section 3.2, as the case may be, shall be paid or commenced as soon as practicable after the first day of the seventh
                     calendar month following the month that includes the date
                     of his Separation from Service.

               (ii)  The Participant's Retirement Benefit under Section 3.3 shall be paid or commenced as soon as practicable following the later of (i) the first day of the month following the
                     commencement date, if any, elected by the Participant in
                     accordance with Section 2.3(a), and (ii) the first day of
                     the seventh calendar month following the month that
                     includes the Participant's Separation from Service.

               (iii) The Participant's Retirement Benefit under Section 3.4 shall be paid or commenced as soon as practicable following the latest of (i) the first day of the month following the
                     Participant's attainment of age 55, (ii) the first day of
                     the month following the commencement date, if any, elected by the Participant in accordance with Section 2.3(b) and
                     (iii) the first day of the seventh calendar month following the month that includes the Participant's Separation from
                     Service.

          (b)  Death Benefit. A benefit paid under Section 3.5 as a result of the death of a Participant shall commence as soon as practicable following the Participant's Early Retirement Date.

          (c)  Certain Accelerated Payments. Notwithstanding the foregoing, the provisions of subsection (a) shall not be applicable to a payment that becomes due under the following circumstances:

                                      -10-

               (i)   QDROs

                     Notwithstanding the foregoing, the time or schedule of a
                     payment to an individual other than the Participant may be accelerated as may be necessary to fulfill the requirements of a domestic relations order (as defined in Code Section
                     414(p)(1)(B)).

               (ii)  Conflicts of Interest

                     Notwithstanding the foregoing, the time or schedule of a
                     payment may be accelerated as may be necessary to comply
                     with a certificate of divestiture (as defined in Code
                     Section 1043(b)(2)).

               (iii) Payment of Employment Taxes

                     Notwithstanding the foregoing, the time or schedule of
                     payment to a Participant may be accelerated to pay the
                     Federal Insurance Contributions Act (FICA) tax imposed
                     under Code Sections 3101, 3121(a), and 3121(v)(2), as
                     applicable, on compensation deferred under this Plan (the
                     "FICA Amount"). Additionally, the time or schedule of a
                     payment may be accelerated to pay the income tax at source on wages imposed under Code Section 3401 or the
                     corresponding withholding provisions of applicable state,
                     local, or foreign tax laws as a result of the payment of
                     the FICA Amount, and to pay the additional income tax at
                     source on wages attributable to the pyramiding Code Section
                     3401 wages and taxes. The total payment under this Section
                     4.1(c)(iii) shall not exceed the aggregate of the FICA
                     Amount and the income tax withholding related to such FICA
                     Amount.

               (iv)  Payments Upon Income Inclusion Under Section 409A

                     Notwithstanding the foregoing, the time or schedule of
                     payment to a Participant may be accelerated if at any time the Plan fails to meet the requirements of Code Section
                     409A and regulations and other guidance promulgated
                     thereunder; provided, however, that any such payment shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of
                     Code Section 409A and the regulations and other guidance.

          (d)  Certain Delayed Payments

               (i)   Any payment or distribution that becomes due or payable
                     under the terms of the Plan shall be delayed in the
                     following circumstances:

                    (1)  the Compensation Committee reasonably anticipates that the Company's tax deduction with respect to such
                         payment

                                      -11-

                         would be limited or eliminated by application of
                         Section 162(m) of the Code;

                    (2)  the Compensation Committee reasonably anticipates that the making of the payment will violate a term of a loan
                         agreement or other similar contract to which the
                         Company is a party and such violation will cause
                         material harm to the Company (provided, that the
                         Company entered into such loan agreement (including
                         such covenant) or similar contract for legitimate
                         business reasons and not to avoid the restrictions or
                         requirements of Section 409A of the Code);

                    (3)  the Compensation Committee reasonably anticipates that the making of the payment will violate Federal
                         securities laws or other applicable law (provided, that
                         the making of a payment that causes inclusion in gross
                         income or the application of any penalty or other
                         provision of the Code is not treated as a violation of
                         applicable law for purposes of this subsection); or

                    (4)  upon such other events and conditions as may be
                         prescribed in generally applicable guidance published
                         in the Internal Revenue Bulletin.

               (ii) Any payment or distribution that is delayed pursuant to this
                    Section 4.1(d) must be paid at the earliest date upon which the Compensation Committee reasonably determines:

                    (1)  with respect to any payment delayed under subsection
                         (d)(i)(1), that the deduction of the payment will not
                         be limited or eliminated by application of Section
                         162(m) of the Code or the calendar year in which the
                         Participant Separates from Service;

                    (2)  with respect to any payment delayed under subsection
                         (d)(i)(2), that the payment will not cause a violation
                         of the loan agreement or similar contract, or such
                         violation will not cause material harm to the Company;
                         and

                    (3)  with respect to any payment delayed under subsection
                         (d)(i)(3), that the payment will not cause a violation
                         of Federal securities laws or other applicable law.

     4.2  Form

          (a)  Normal Form of Benefit. Unless the Participant has elected a Lump
               Sum distribution in accordance with Section 2.2(a) or the Lump
               Sum form of distribution automatically applies as set forth in
               Section 3.7, and subject to

                                      -12-

               the provisions of Section 4.2(b), the applicable Retirement
               Benefit shall be paid as a Single Life Annuity.

          (b)  Optional Forms of Benefit. A Participant may at least thirty (30)
               days prior to the commencement date of his Retirement Benefit file a written election to receive his Retirement Benefit in one of the following optional forms in lieu of the normal form set forth in Section 4.2(a):

               (i)   a One Hundred Percent Joint and Survivor Annuity;

               (ii)  a Fifty Percent Joint and Survivor Annuity; or

               (iii) a Ten-Year Certain Annuity.

          (c)  Pre-Retirement Death Benefit. Notwithstanding any provision of this Section 4.2 to the contrary, the pre-retirement death benefit described in Section 3.5 shall be paid in the form of a
               Single Life Annuity; provided, however, that a Lump Sum
               distribution shall be paid in the event that either (i) the
               Participant has elected a Lump Sum distribution for his
               Beneficiary in accordance with Section 2.2(b), or (ii) the
               Participant's Beneficiary is not a natural person.

     4.3  Effect of Separation From Service and Reemployment

          (a)  If the Participant incurs a Separation from Service for any reason, he shall cease to accrue any benefits under this Plan unless and until the Participant is subsequently reemployed.

          (b)  Notwithstanding anything in the Plan to the contrary, Annuity
               Forms of Benefit shall not be suspended if the Participant is subsequently reemployed by the Company.

                                    ARTICLE V

                                 ADMINISTRATION

     5.1  Compensation Committee

          (a)  Responsibilities. The Plan shall be administered by the
               Compensation Committee, which shall be responsible for the interpretation of the Plan and establishment of the rules and regulations governing the administration thereof. The
               Compensation Committee shall have full discretion to interpret and administer the Plan. The Compensation Committee's decision in any matter involving the interpretation and application of this
               Plan shall be final and binding on all parties. Neither the
               Compensation Committee nor any member thereof nor the Company shall

                                      -13-

               be liable for any action or determination made in good faith with respect to the Plan or the rights of any person under the Plan.

          (b)  Authority of Members. The members of the Compensation Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act that the Plan authorizes or requires the Compensation Committee to do, including, without limitation, the retention of counsel and other agents as it may require in carrying out the provisions of the
               Plan.

          (c)  Authority to Delegate. Any responsibility or authority assigned to the Compensation Committee under the Plan may be delegated to any other person or persons, by name or in the case of a
               delegation to an employee of the Company by title or position with the Company, consistent with the by-laws or other procedures of the Compensation Committee; provided that such delegation is revocable by the Compensation Committee at any time, in its discretion.

          (d)  Records and Expenses. The Compensation Committee or its designees shall keep such records as may be necessary for the
               administration of the Plan and shall furnish such periodic information to Participants as may be necessary or desirable, in the sole discretion of the Compensation Committee. All expenses of administering the Plan shall be paid by the Company and shall not affect a Participant's right to, or the amount of, benefits.

     5.2  Claims Procedures

          (a)  General. All claims for benefits under the Plan shall be submitted to, and within 90 days thereafter decided by, in writing, the Compensation Committee. If the Compensation
               Committee determines that an extension of time for processing the claim is required, the Compensation Committee may extend the date by which a decision is required to 180 days after the claim is submitted provided that the Compensation Committee provides written notice of the extension to the claimant prior to the termination of the initial 90-day period, including the special circumstances requiring an extension of time and the date by which the Compensation Committee expects to render a decision.

          (b)  Information Provided Upon Denial of a Claim. Written notice of the decision on each claim shall be furnished reasonably promptly to the claimant. If the claim is wholly or partially denied, such written notice shall set forth (i) the specific reason or reasons for the denial, (ii) reference to the specific Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan's review procedures and the

                                      -14-

               time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section
               502(a) of ERISA, as amended, following the denial of a claim on review.

          (c)  Appeals Procedure. A claimant may request a review by the
               Compensation Committee of a decision denying a claim in writing within 60 days following receipt of the denial. All such reviews shall be decided in writing by the Compensation Committee within
               60 days after receipt of the request for review. If the
               Compensation Committee determines that an extension of time for processing the review is required, the Compensation Committee may extend the date by which a decision is required to 120 days after the request for review is submitted provided that the
               Compensation Committee provides written notice of the extension to the claimant prior to the termination of the initial 60-day period, including the special circumstances requiring an
               extension of time and the date by which the Compensation
               Committee expects to render a decision.

          (d)  In connection with a review of a denied claim for benefits, a claimant shall (i) have the opportunity to submit written
               comments, documents, records, and other information relating to the claim for benefits, and (ii) be provided, upon request and free of charge, reasonable access to, and copies of all
               documents, records, and other information relevant to the
               claimant's claim for benefits. The review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant related to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. If a claim is denied upon review, the written notice of the denial shall specify (i) the specific reason or reasons for the denial, (ii)
               reference to the specific Plan provisions upon which the denial is based, and (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

          (e)  Authorized Representative. The claimant may have an authorized representative to act on the claimant's behalf in pursuing a benefit claim or appeal of the denial of the benefit. In order for a representative to be recognized as acting on behalf of the claimant, the claimant must provide in writing to the
               Compensation Committee the name, address and phone number of his authorized representative and a statement that the representative is authorized to act in his behalf concerning his claim for benefit, and if applicable, an appeal of the denial of the benefit.

                                      -15-

                                   ARTICLE VI

                                     FUNDING

The Plan is an unfunded arrangement. No portion of any funds of the Company or any of its subsidiaries shall be required to be set apart for a Participant or
Beneficiary. The rights of a Participant or Beneficiary to the payment of the
Retirement Benefit shall be limited to those of a general, unsecured creditor of the Company who has a claim equal to the value of the Participant's Retirement
Benefit. Retirement Benefits shall be payable from the general assets of the
Company, and/or from any grantor trust, corporate-owned life insurance policy or other funding vehicle that the Company, in its discretion, may establish consistent with the tax deferral objective of this Plan; provided, however, that no Participant or Beneficiary shall at any time have any right to all or any portion of the assets of or associated with any such trust, insurance contract or other funding vehicle.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

     7.1  Amendment

          The Compensation Committee shall have the right to amend the Plan for any reason, at any time and from time to time. No amendment of the
          Plan shall cause, without the Participant's written consent, a reduction in the vested Retirement Benefit or other vested benefits to which the Participant or his Beneficiary would have been entitled as of the effective date of such amendment under the terms of this Plan absent such amendment. Furthermore, no amendment may result in an acceleration of benefit payment (except as may be permitted by section
          409A of the Code). Any action by the Compensation Committee to amend the Plan shall be undertaken by a resolution duly adopted at a meeting of the Compensation Committee, or by written consent of the
          Compensation Committee, in lieu of a meeting, as the case may be.

     7.2  Termination

          The Company may, by action of the Board, terminate the Plan subject to the following provisions:

          (a)  The Plan shall not be terminated within two years following the occurrence of a Change in Control.

          (b)  Upon termination of the Plan, Participants shall cease to accrue additional Retirement Benefits hereunder, but Retirement Benefits accrued and vested as of the date of termination of the Plan shall be held, administered and distributed in accordance with the terms and conditions of the Plan as in effect on the date of
               Plan termination, except that:

               (i)  If all nonqualified deferred compensation arrangements sponsored by the Company and any company required to be
                    aggregated with

                                      -16-

                    the Company under Section 414(b) and (c) of the Code that
                    are treated, together with the Plan, as one arrangement
                    under Section 409A of the Code, are terminated, in which
                    event (i) no payments other than payments that would be
                    payable under the terms of the Plan and such other
                    arrangements if the termination had not occurred are made
                    within 12 months of the termination of the Plan and such
                    other arrangements, (ii) all payments under the Plan and
                    such other arrangements are made within 24 months of the
                    date of such termination, and (iii) neither the Company nor any company required to be aggregated with the Company under
                    Section 414(b) or (c) of the Code adopts a new arrangement that would, with the Plan or any such other terminated
                    arrangement, be treated as a single arrangement under
                    Section 409A of the Code, at any time within five years
                    following the date of termination of the Plan and such other arrangements.

               (ii) The Plan may be terminated at any time within 12 months of a dissolution of the Company taxed under Section 331 of the
                    Code, or with the approval of a bankruptcy court pursuant to
                    11 U.S.C. Section 503(b)(1)(A), in which case the amounts
                    deferred under the Plan shall be distributed and included in
                    Participants' gross incomes in the latest of (A) the
                    calendar year in which the termination occurs, or (B) the
                    first calendar year in which the payment is administratively practicable.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1  Payments to Minors and Incompetents

          If the Participant or any Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Compensation Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Compensation Committee may designate or to a duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

     8.2  No Contract

          This Plan shall not be deemed a contract of employment with the
          Participant, and no provision hereof shall affect the right of the
          Company to terminate the Participant's employment.

                                      -17-

     8.3  Non-Alienation of Benefits

          No amount payable to, or held under the Plan for the account of, the
          Participant or any Beneficiary shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No amount payable to, or held under the Plan for the account of, the Participant shall be subject to any legal process of levy or attachment.

     8.4  Income Tax Withholding

          The Company may withhold from any payments hereunder such amount as it may be required to withhold under applicable federal, state or other income tax law, and transmit such withheld amounts to the appropriate taxing authority. In lieu thereof, the Company shall have the right, to the extent permitted by law, to withhold the amount of such taxes from any other sums due from the Company to the Participant upon such terms and conditions as the Compensation Committee may prescribe.

     8.5  Governing Law

          The provisions of the Plan shall be interpreted, construed and administered under the laws of the State of Delaware applicable to contracts entered into and performed in such state, without regard to the choice of law provisions thereof and to the extent that ERISA and other federal laws do not apply.

     8.6  Captions

          The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan or in any way affect the construction of any provision of the Plan.

     8.7  Severability

          If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

     8.8  Notices

          The Participant shall be responsible for furnishing the Compensation
          Committee with the current and proper address for the mailing of notices and delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United
          States first class mail, postage prepaid. If any item

                                      -18-

          mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

     8.9  Binding Nature; Assignability

          This Plan shall be binding upon the successors and assigns of the
          Company. No rights or obligations of the Company under this Plan may be assigned or transferred by the Company without the Participant's prior written consent, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the
          Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the liabilities, obligations and duties of the Company under this Plan, either contractually or as a matter of law.

     8.10 Gender, Singular and Plural

          All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s)
          requires. As the context may require, the singular may be read as the plural and the plural as the singular.

     8.11 409A Compliance

          The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Consistent with that intent, the Plan shall be interpreted in a manner consistent with
          Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Compensation
          Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer as of the 25th day of January, 2006.

                                       Armor Holdings, Inc.

                                       By: /s/ Philip A. Baratelli
                                           ----------------------------------
                                       Title:  Corporate Controller, Treasurer
                                               and Secretary
                                              -------------------------------

                                      -19-